Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor	Relations	Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com

ONEBEACON REPORTS $14.44

BOOK VALUE PER SHARE

HAMILTON, Bermuda (October 31, 2008) – OneBeacon Insurance Group, Ltd. (NYSE:OB) today reported book value per share of $14.44, a decrease of 13% for the third quarter, including dividends, and a decrease of 11% through nine months and minus 8% for the past twelve months, adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock and including dividends.

Mike Miller, CEO of OneBeacon said, “Clearly, this was a challenging quarter driven primarily by our investment results. Our equities performed worse than the S&P 500 for the quarter, although they outperformed the benchmark through nine months.  Our fixed income securities were also down in the quarter, resulting in a slight decline for the year.”

Continued Miller, “On the underwriting side, our GAAP combined ratio was 100% for the quarter and 98% through nine months, reflecting $28 million of catastrophe losses in the third quarter primarily from Hurricanes Ike and Gustav. These losses added six points to the combined ratio in the quarter and two points through nine months. On the A&E front, we are pleased with the conclusion of the ground-up study that under all reasonably likely scenarios the ultimate loss from our A&E exposures will not exceed the limit of the NICO cover. Early in the fourth quarter, the investment climate remains challenging which reaffirms the need for continued underwriting discipline, as well as careful capital and expense management.”

Third quarter comprehensive net loss and net loss were both $210 million and operating income was $21 million or $0.22 per share.  Adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock, for the nine months ended September 30, 2008, the company reported $181 million of comprehensive net loss as well as net loss, and operating income of $88 million or $0.91 per share. These adjusted amounts are non-GAAP financial measures which are explained later in this release.

During the third quarter the company repurchased approximately $24 million of the senior notes issued back in May 2003 by one of its wholly-owned subsidiaries.  Also in the quarter, the company completed share repurchases of approximately $7 million on 0.4 million shares bringing share repurchases through the first nine months of 2008 to approximately $69 million on 3.4 million shares.  This leaves approximately $98 million remaining under its share repurchase authorization.  Given current market volatility, the company is not actively buying back shares at this time.

The company completed a study of its asbestos and environmental (A&E) exposures during the quarter. Based on the results of the study, the company increased its best estimate of incurred losses ceded to National Indemnity Company (NICO) by $83 million, net of underlying reinsurance, to $2.2 billion, which is within the

$2.5 billion limit provided by the NICO cover. Due to the NICO cover, there was no impact to income or equity from the change in estimate.

In October, equity markets have continued to decline and credit spreads on fixed income securities have further widened. These factors have led to continued losses in the company’s investment portfolio, which have had a negative impact on the company’s book value since the end of the third quarter.

Primary Insurance Operations

The GAAP combined ratio was 99.8% for the third quarter as compared to 83.8% for the third quarter of 2007, with 2008 results reflecting six points ($28 million) of catastrophe losses primarily from Hurricanes Ike and Gustav. The 2007 third quarter combined ratio included seven points of favorable results associated with the partial settlement of qualified pension liabilities and a premium tax refund. Through September 30, 2008, the GAAP combined ratio was 98.1% compared to 92.7% through the first nine months of 2007. The 2008 result included two points from the third quarter hurricane losses, whereas the 2007 combined ratio was lowered by two points by the previously mentioned nonrecurring items, partially offset by office consolidation costs incurred primarily in the first quarter of 2007.

Net written premiums were $534 million for the third quarter of 2008 as compared to $512 million for the third quarter of 2007. The 4.3% increase was driven primarily by the collector car and boat business that commenced in the second quarter of this year. Through nine months, net written premiums were $1,489 million as compared to $1,437 million through the same period in 2007, an increase of 3.6%.

Third quarter net written premiums grew by 40.6% for Specialty Lines, reflecting the new collector car and boat business, with contributions from the other Specialty businesses. Commercial Lines premiums were 7.1% lower, driven by middle-market business results, and Personal Lines declined by 10.5%. Through nine months, Specialty Lines grew by 35.1%, while Commercial Lines and Personal Lines premiums declined by 1.5% and 11.0%, respectively.

Consolidated Investment Results

For the third quarter of 2008, the GAAP total return on invested assets was negative 7.1%, compared to a 1.5% gain for the third quarter of 2007. OneBeacon’s third quarter 2008 investment return included a $295 million decrease in net unrealized investment gains, $61 million of net realized investment losses and gross investment income of $47 million, compared to a $7 million decrease in net unrealized investment gains, $31 million of net realized investment gains and gross investment income of $56 million for the third quarter of 2007.

The total return on fixed maturity investments, including short-term investments, was negative 1.9% for the quarter, compared to a return of minus 0.5% for the Lehman Aggregate Index. The total return on equity securities (common stock, convertible bonds and other investments) was negative 17.2%, compared to minus 8.4% for the S&P 500.

For the first nine months, the GAAP total return on invested assets was minus 5.7%, compared to a positive 5.9% for the first nine months of 2007. OneBeacon’s investment return in the first nine months of 2008 included a $355 million decrease in net unrealized investment gains, $59 million of net realized investment losses and gross investment income of $149 million, compared to a $4 million decrease in net unrealized investment gains, $143 million of net realized investment gains and gross investment income of $169 million through September 30, 2007.

The total return on fixed maturity investments, including short-term investments, was negative 0.5% through nine months, compared to a return of 0.6% for the Lehman Aggregate Index. The total return on equity securities (common stock, convertible bonds and other investments) was negative 16.4%, compared to minus 19.3% for the S&P 500.

Effective January 1, 2008, OneBeacon adopted FASB Statement No. 159 and elected to record the changes in unrealized gains and losses from its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests in net income. In prior periods, these changes have been included in other comprehensive income after tax. Accordingly, net income (loss) and pretax income (loss) for 2008 periods are not directly comparable to such measures for 2007 periods.

Company to Host Webcast

OneBeacon will host its third quarter 2008 Webcast for analysts and investors at 10:00 a.m. ET on Friday, October 31. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the Company’s Web site www.onebeacon.com. An audio playback of the teleconference will be available on the Web site shortly following the Webcast.

About OneBeacon: OneBeacon Insurance Group’s underwriting companies offer a range of specialty and segmented commercial and personal insurance products sold primarily through select independent agents.  As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB” (NYSE:OB).

###

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	September 30,	December 31,	September 30,
	2008	2007	2007
Assets

Investment securities, at fair value: (1)
Fixed maturity investments	$2,300.0	$2,966.6	$3,011.3
Common equity securities	793.3	832.1	796.2
Convertible bonds	272.4	389.2	422.0
Short-term investments	531.7	327.4	424.5
Held-to-maturity investments:
Fixed maturity investments	—	305.5	308.6
Short-term investments	—	0.1	0.1
Other investments (1)	292.5	348.6	322.7

Total investments	4,189.9	5,169.5	5,285.4

Cash	45.6	49.4	59.1
Reinsurance recoverable on unpaid losses	2,544.9	2,629.5	2,699.6
Reinsurance recoverable on paid losses	19.4	21.9	20.6
Premiums receivable	580.7	529.2	574.3
Securities lending collateral	211.8	438.9	534.7
Deferred acquisition costs	233.4	200.0	207.8
Ceded unearned premiums	71.9	68.1	69.1
Accrued investment income	26.7	33.7	33.4
Accounts receivable on unsettled investment sales	15.0	76.1	15.7
Other assets	473.1	325.2	304.1

Total assets	$8,412.4	$9,541.5	$9,803.8

Liabilities

Loss and loss adjustment expense reserves	$4,408.0	$4,480.3	$4,594.8
Unearned premiums	1,108.4	1,005.9	1,046.0
Debt	731.9	757.7	757.7
Securities lending payable	215.8	438.9	534.7
Preferred stock subject to mandatory redemption (redemption value $0, $300.0 and $300.0)	—	278.4	268.5
Ceded reinsurance payable	97.6	102.8	97.3
Accounts payable on unsettled investment purchases	11.5	8.5	29.0
Other liabilities	465.8	562.5	564.9

Total liabilities	7,039.0	7,635.0	7,892.9

Common Shareholders’ Equity

Common shares and paid-in surplus	1,016.8	1,084.4	1,111.4
Retained earnings (1)	355.3	641.0	616.2
Accumulated other comprehensive income, after tax:
Net unrealized gains on investments (1)	—	168.1	168.3
Net unrealized foreign currency translation gains (1)	—	12.2	14.3
Other comprehensive income items	1.3	0.8	0.7

Total common shareholders’ equity	1,373.4	1,906.5	1,910.9

Total liabilities and common shareholders’ equity	$8,412.4	$9,541.5	$9,803.8

(1)

Effective January 1, 2008, OneBeacon adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS 159). OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Consistent with the guidance in SFAS 159, in conjunction with the adoption, these securities are now reported as trading securities. Upon adoption, OneBeacon recorded an adjustment of $180.6 million to reclassify net unrealized gains, after tax, and net unrealized foreign currency translation gains, after tax, related to investments from accumulated other comprehensive income to opening retained earnings. Subsequent to adoption, OneBeacon reports changes in fair value in revenues before the effect of tax.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Earned premiums	$471.2	$473.6	$1,390.3	$1,407.5
Net investment income	43.1	51.5	137.8	156.7
Net realized investment (losses) gains	(61.2)	30.7	(59.2)	142.7
Change in net unrealized investment gains (1)	(294.7)	—	(354.7)	—
Net other revenues	4.4	10.8	10.6	16.3
Total revenues	162.8	566.6	1,124.8	1,723.2
Expenses:
Loss and loss adjustment expenses	303.4	255.8	878.7	827.1
Policy acquisition expenses	92.6	74.9	261.6	231.5
Other underwriting expenses	74.3	66.4	223.6	246.9
General and administrative expenses	5.7	2.4	16.0	7.5
Accretion of fair value adjustment to loss and loss adjustment expense reserves	3.0	4.0	9.0	12.0
Interest expense on debt	11.0	11.4	33.9	34.1
Interest expense - dividends on preferred stock subject to mandatory redemption	—	7.1	11.8	22.2
Interest expense - accretion on preferred stock subject to mandatory redemption	—	9.2	21.6	26.2
Total expenses	490.0	431.2	1,456.2	1,407.5

Pre-tax (loss) income	(327.2)	135.4	(331.4)	315.7

Income tax benefit (provision)	116.9	(53.1)	120.6	(110.6)

Net (loss) income	(210.3)	82.3	(210.8)	205.1

Change in net unrealized gains on investments (1)	—	0.4	—	(4.8)
Change in foreign currency translation (1)	0.3	(4.1)	0.3	2.5
Change in other comprehensive income and loss items	0.5	(2.6)	0.5	(1.3)

Comprehensive net (loss) income	$(209.5)	$76.0	$(210.0)	$201.5

Earnings per share - basic and diluted
Net (loss) income	$(2.21)	$0.82	$(2.19)	$2.05
Weighted average number of common shares outstanding (2)	95.2	100.0	96.2	100.0

(1)

Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

(2)	Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Three Months Ended September 30, 2008	Primary Insurance Operations	Other	Total

Revenues:
Earned premiums	$471.2	$—	$471.2
Net investment income	42.4	0.7	43.1
Net realized investment (losses) gains	(61.3)	0.1	(61.2)
Change in net unrealized investment gains (1)	(294.4)	(0.3)	(294.7)
Net other revenues	2.9	1.5	4.4
Total revenues	160.8	2.0	162.8

Expenses:
Loss and loss adjustment expenses	303.4	—	303.4
Policy acquisition expenses	92.6	—	92.6
Other underwriting expenses	74.3	—	74.3
General and administrative expenses	3.3	2.4	5.7
Accretion of fair value adjustment to loss and lae reserves	—	3.0	3.0
Interest expense on debt	0.9	10.1	11.0
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—
Total expenses	474.5	15.5	490.0

Pre-tax loss	$(313.7)	$(13.5)	$(327.2)

For the Three Months Ended September 30, 2007	Primary Insurance Operations	Other	Total

Revenues:
Earned premiums	$473.6	$—	$473.6
Net investment income	45.2	6.3	51.5
Net realized investment gains (losses)	31.2	(0.5)	30.7
Change in net unrealized investment gains (1)	—	—	—
Net other revenues (expenses)	11.2	(0.4)	10.8
Total revenues	561.2	5.4	566.6

Expenses:
Loss and loss adjustment expenses	255.8	—	255.8
Policy acquisition expenses	74.9	—	74.9
Other underwriting expenses	66.4	—	66.4
General and administrative expenses	1.1	1.3	2.4
Accretion of fair value adjustment to loss and lae reserves	—	4.0	4.0
Interest expense on debt	0.8	10.6	11.4
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	16.3	16.3
Total expenses	399.0	32.2	431.2

Pre-tax income (loss)	$162.2	$(26.8)	$135.4

(1)

Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Nine Months Ended September 30, 2008	Primary Insurance Operations	Other	Total

Revenues:
Earned premiums	$1,390.3	$—	$1,390.3
Net investment income	126.7	11.1	137.8
Net realized investment losses	(57.9)	(1.3)	(59.2)
Change in net unrealized investment gains (1)	(352.9)	(1.8)	(354.7)
Net other revenues	9.9	0.7	10.6
Total revenues	1,116.1	8.7	1,124.8

Expenses:
Loss and loss adjustment expenses	878.7	—	878.7
Policy acquisition expenses	261.6	—	261.6
Other underwriting expenses	223.6	—	223.6
General and administrative expenses	9.0	7.0	16.0
Accretion of fair value adjustment to loss and lae reserves	—	9.0	9.0
Interest expense on debt	2.7	31.2	33.9
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	33.4	33.4
Total expenses	1,375.6	80.6	1,456.2

Pre-tax loss	$(259.5)	$(71.9)	$(331.4)

For the Nine Months Ended September 30, 2007	Primary Insurance Operations	Other	Total

Revenues:
Earned premiums	$1,407.5	$—	$1,407.5
Net investment income	139.6	17.1	156.7
Net realized investment gains (losses)	143.0	(0.3)	142.7
Change in net unrealized investment gains (1)	—	—	—
Net other revenues (expenses)	17.8	(1.5)	16.3
Total revenues	1,707.9	15.3	1,723.2

Expenses:
Loss and loss adjustment expenses	827.1	—	827.1
Policy acquisition expenses	231.5	—	231.5
Other underwriting expenses	246.9	—	246.9
General and administrative expenses	2.3	5.2	7.5
Accretion of fair value adjustment to loss and lae reserves	—	12.0	12.0
Interest expense on debt	2.5	31.6	34.1
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	48.4	48.4
Total expenses	1,310.3	97.2	1,407.5

Pre-tax income (loss)	$397.6	$(81.9)	$315.7

(1)

Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

Three Months Ended September 30, 2008	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (1)

Ratios
Loss and loss adjustment expenses	62.8%	63.8%	64.8%	64.4%
Expense	37.3%	37.1%	32.0%	35.4%
Total GAAP combined	100.1%	100.9%	96.8%	99.8%

Dollars in millions
Net written premiums	$190.7	$180.0	$163.4	$534.1
Earned premiums	$129.5	$181.7	$160.0	$471.2

Three Months Ended September 30, 2007 (2)	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (1)

Ratios
Loss and loss adjustment expenses	56.2%	49.1%	53.1%	54.0%
Expense	27.7%	34.4%	27.3%	29.8%
Total GAAP Combined	83.9%	83.5%	80.4%	83.8%

Dollars in millions
Net written premiums	$135.6	$193.8	$182.5	$511.9
Earned premiums	$108.2	$183.5	$181.8	$473.6

Nine Months Ended September 30, 2008	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (1)

Ratios
Loss and loss adjustment expenses	56.1%	63.2%	64.7%	63.2%
Expense	35.4%	37.1%	32.0%	34.9%
Total GAAP combined	91.5%	100.3%	96.7%	98.1%

Dollars in millions
Net written premiums	$460.2	$551.9	$477.0	$1,489.4
Earned premiums	$359.3	$545.4	$485.3	$1,390.3

Nine Months Ended September 30, 2007 (2)	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (1)

Ratios
Loss and loss adjustment expenses	56.7%	53.7%	60.6%	58.8%
Expense	29.9%	36.5%	33.4%	33.9%
Total GAAP Combined	86.6%	90.2%	94.0%	92.7%

Dollars in millions
Net written premiums	$340.7	$560.4	$535.7	$1,437.0
Earned premiums	$322.1	$533.2	$552.1	$1,407.5

(1)	Includes results from run-off.
(2)

In the first quarter of 2008, OneBeacon began to include Community Banks within commercial lines. Community Banks was formerly reported in specialty lines. The prior period has been reclassified to conform to the current presentation.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE AND ADJUSTED BOOK VALUE PER COMMON SHARE

(in millions, except per share amounts)

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2008	2008	2007	2007
Numerator
Common shareholders’ equity	$1,373.4	$1,609.1	$1,906.5	$1,910.9
Remaining adjustment of subsidiary preferred stock to face value	—	—	(21.6)	(31.5)
Adjusted common shareholders’ equity (1)	$1,373.4	$1,609.1	$1,884.9	$1,879.4

Denominator
Common shares outstanding (2)	95.1	95.5	98.5	99.7

Book value per common share	$14.44	$16.85	$19.36	$19.17

Adjusted book value per common share (1)	$14.44	$16.85	$19.14	$18.85

Change in adjusted book value per common share, including dividends, in the quarter (3)	-13.1%

Change in adjusted book value per common share, including dividends, in the nine month period (4)	-10.7%

Change in adjusted book value per common share, including dividends, in the last twelve months (5)	-8.2%

(1)	Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 15.

(2)	Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

(3)	Includes a quarterly dividend of $0.21 per common share.

(4)	Includes dividends of $0.63 per common share (a quarterly dividend of $0.21 per common share) and a special dividend of $2.03 per common share paid in March 2008.

(5)	Includes dividends of $0.84 per common share (a quarterly dividend of $0.21 per common share) and a special dividend of $2.03 per common share paid in March 2008.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE NET (LOSS) INCOME, ADJUSTED NET (LOSS) INCOME AND ADJUSTED OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2008	2007	2008	2007	2008

Comprehensive net (loss) income	$(209.5)	$76.0	$(210.0)	$201.5	$(166.7)
Adjusting items (1)	—	13.8	29.4	40.5	44.0
Adjusted comprehensive net (loss) income (2)	$(209.5)	$89.8	$(180.6)	$242.0	$(122.7)

Net (loss) income	$(210.3)	$82.3	$(210.8)	$205.1	$(165.3)
Adjusting items (1)	—	13.8	29.4	40.5	44.0
Adjusted net (loss) income (2)	$(210.3)	$96.1	$(181.4)	$245.6	$(121.3)

Weighted average common shares outstanding (3)	95.2	100.0	96.2	100.0	97.0

Adjusted net (loss) income per share (2)	$(2.21)	$0.96	$(1.89)	$2.46	$(1.25)

Net (loss) income	$(210.3)	$82.3	$(210.8)	$205.1	$(165.3)
Less:
Net realized investment gains / losses	61.2	(30.7)	59.2	(142.7)	28.2
Tax effect on net realized investment gains / losses	(21.4)	10.7	(20.7)	49.9	(9.9)
Change in net unrealized investment gains (4)	294.7	—	354.7	—	354.7
Tax effect on change in net unrealized investment gains (4)	(103.1)	—	(124.1)	—	(124.1)
Operating income (2)	$21.1	$62.3	$58.3	$112.3	$83.6
Adjusting items (1)	—	13.8	29.4	40.5	44.0
Adjusted operating income (2)	$21.1	$76.1	$87.7	$152.8	$127.6

Weighted average common shares outstanding (3)	95.2	100.0	96.2	100.0	97.0

Adjusted operating income per share (2)	$0.22	$0.76	$0.91	$1.53	$1.32

(1)	Adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock, as illustrated below.

Adjusting items:
Dividends on preferred stock	$—	$7.1	$11.8	$22.2	$18.9
Accretion on preferred stock	—	9.2	21.6	26.2	31.5
Earnings on defeasance, net of tax	—	(2.5)	(4.0)	(7.9)	(6.4)
Total adjusting items	$—	$13.8	$29.4	$40.5	$44.0

(2)	Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 15.

(3)	Includes the impact of repurchases of common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

(4)

Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

				Twelve Months
				Ended
				September 30, 2008
Numerator:
[A]	Adjusted comprehensive net loss (1) (see page 13)			$(122.7)

[B]	Adjusted operating income (1) (see page 13)			$127.6

		As of	As of
		September 30, 2008	September 30, 2007	Average
Denominator:
	Common shareholders’ equity	$1,373.4	$1,910.9	$1,642.2
	Less:
	Remaining adjustment of subsidiary preferred stock to face value	—	(31.5)

[C]	Adjusted common shareholders’ equity (1)	$1,373.4	$1,879.4	$1,626.4
	Less:
	AOCI at January 1	(181.1)	(186.9)
	Change in OCI during the period excluding the adjustment to adopt SFAS 159, after-tax	(0.8)	3.6
	Change in net unrealized investment gains (2)	354.7	—
	Tax effect on change in net unrealized investment gains (2)	(124.1)	—

[D]	Adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI (1)	$1,422.1	$1,696.1	$1,559.1

Returns (1):
	Adjusted comprehensive return on average adjusted common shareholders’ equity [ A / C ]			-7.5%

	Adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI [ B / D ]			8.2%

(1)	Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 15.

(2)

Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues before the effect of tax.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that was redeemed in May 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per common share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per common share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share is included on page 12.

Adjusted comprehensive net (loss) income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net (loss) income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net (loss) income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net (loss) income to adjusted comprehensive net (loss) income is included on page 13.

Adjusted net (loss) income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from net income (loss), the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) to adjusted net income is included on page 13.

Adjusted net (loss) income per common share is calculated by dividing adjusted net (loss) income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted net (loss) income per share is a useful supplement to understanding the Company’s earnings and profitability.  As described above, the reconciliation of net (loss) income to adjusted net (loss) income is included on page 13. The calculation of adjusted net income per share is also included on page 13.

Operating income is a non-GAAP financial measure that excludes net realized investment gains or losses and changes in net unrealized investment gains or losses and the related tax effects from net (loss) income.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income (loss), as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that realized and unrealized investment gains or losses are largely independent of the underwriting decision-

making process as well as the activities of its other operations segment. The reconciliation of net (loss) income to operating income is included on page 13.

Adjusted operating income is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net (loss) income to adjusted operating income is included on page 13.

Adjusted operating income per common share is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted operating income per share is a useful supplement to understanding the Company’s earnings and profitability.  Net (loss) income per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net (loss) income to adjusted operating income is included on page 13. The calculation of adjusted operating income per share is also included on page 13.

Adjusted common shareholders’ equity, which is used in calculating adjusted book value per common share (a non-GAAP financial measure described above) and the average of which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 12 and page 14.

Adjusted comprehensive return on average adjusted common shareholders’ equity is calculated by dividing adjusted comprehensive net (loss) income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted common shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted common shareholders’ equity is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted common shareholders’ equity is included on page 14.

Adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and accumulated other comprehensive income (AOCI), the average of which is used in calculating adjusted operating returns (a non-GAAP financial measure described below), is derived by excluding the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock, the change in net unrealized investment gains, after-tax, and AOCI from common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other non-owner sources of equity and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures. The reconciliation of common shareholders’ equity, the most closely comparable GAAP measure, to adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI is included on page 14.

Adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) the latest 12 month period by average adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains, after-tax, and AOCI is included on page 14.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•	growth in adjusted book value per share or return on equity;
•	business strategy;
•	financial and operating targets or plans;
•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•	expansion and growth of our business and operations; and
•	future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;
•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;
•	the continued availability and cost of reinsurance coverage;
•	the continued availability of capital and financing;
•	general economic, market or business conditions;
•	business opportunities (or lack thereof) that may be presented to it and pursued;
•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;
•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;
•	an economic downturn or other economic conditions adversely affecting its financial position;
•	other factors, most of which are beyond OneBeacon’s control; and
•

the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed February 29, 2008.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.